UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 3 )

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Brightways Corporation

(Exact name of issuer as specified in its charter)

Pennsylvania

(State of other jurisdiction of incorporation or organization)

127 Flowers Avenue
Langhorne, PA 19047-2811

Phone: (267) 560-7183

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Stephen DiFerdinando

Chief Executive Officer

13 Summit Square Center - #195

Langhorne, PA 19047-2811

Phone: (267) 560-7183

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

7370	47-1189724
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR

Form 1-A/A

(Amendment No. 3 )

BRIGHTWAYS CORPORATION

127 Flowers Avenue
Langhorne, PA 19047-2811

Phone: (267) 560-7183

Best Efforts Offering

$3,500,000 Offering Amount (700,000 Shares of Common Stock)

$5.00 per Share

Brightways Corporation, a Pennsylvania corporation (the “Company”), is offering up to 700,000 shares of common stock, no par value (the “common stock”) (the “Offered Shares”), at a price of $5.00 per share (the “Offering”).

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis which means we will not use the services of an underwriter and our executive officers and directors will attempt to sell the Offered Shares directly to investors. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares under this Offering.

There is no minimum number of shares of our common stock which must be sold. This offering will terminate, if not sooner terminated, on December 31, 2018, unless extended, with or without notice, unless on or prior to such date, subscriptions for all 700,000 shares of our common stock have been received and accepted by us. The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock. Once an investor subscribes for our shares, the investor will not be able to revoke his subscription. As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use. Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment. In no event will the subscribed amounts be returned to investors. See “Plan of Distribution.”

The minimum purchase requirement per investor is $5,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement the (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

No public market currently exists for these securities.

	Price to Public	Proceeds to Issuer	Proceeds to Other Persons
Per Share:	$5.00	$5.00	None
Total:	$3,500,000	$3,500,000	None

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THE ATTORNEY GENERAL OF THE COMMONWEALTH OF PENNSYLVANIA HAS NOT REVIEWED THIS DOCUMENT OR ANY OTHER DOCUMENT SUBMITTED TO INVESTORS IN CONNECTION WITH THIS OFFERING FOR THE ADEQUACY OF ITS DISCLOSURE AND DOES NOT PASS ON THE MERITS OF THIS OFFERING.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. See “Risk Factors” BEGINNING ON page 9 of this OFFERING Circular.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of the total number of shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors.

DATE OF OFFERING CIRCULAR: _________________, 2018

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED.

NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF. INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us of shares of our common stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

This Offering Circular speaks only as of the date hereof.

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to our common stock, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our amended Offering Circular will be posted on our website when the amendment has been qualified by the SEC.

Shares of our common stock have not been qualified under the securities laws of any state or jurisdiction. We plan to qualify the offering with the Pennsylvania and New Jersey securities regulatory bodies and the regulatory bodies of other states as we may determine from time to time. Our website will indicate the states where residents may purchase common stock.

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the statistical and other market data used in this Offering Circular from independent industry sources and publications as well as from research reports prepared by third parties. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe that this information is reliable, we have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements, consists of a total of approximately 40 pages.

SUMMARY INFORMATION

IMPORTANT NOTICE TO INVESTORS

The following summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in our shares. You should carefully read the entire Offering Circular; especially the section concerning the risks associated with the investment in common stock, discussed under “Risk Factors.”

Unless we state otherwise the terms “we”, “us”, “our”, “Company”, “Brightways”, “management”, or similar terms collectively refer to Brightways Corporation, a Pennsylvania corporation.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE COMPANY AND BUSINESS SUMMARY

The Company

Brightways Corporation was organized on June 12, 2014 pursuant to the laws of the Commonwealth of Pennsylvania.

Overview

We are focused on delivering cutting edge network switch solutions to optimize digital “Cloud”, or data center, computing performance while reducing power consumption, financial costs, and environmental impact while increasing the speed for global commercial data centers. We plan to do this through an innovative “Pspine Fabric™” network switch we developed. The switch creates a networking topology that operates like a modern hub-spoke network. We are in the final stage of research and development and expect to begin the testing phase of our development in the second quarter of 2018. The testing phase will consist of verifying our prototype network switch’s Ethernet switching functionality then followed by live testing driven by fully loaded computer servers. Once connected in this configuration, we plan to determine the electrical consumption and packet transfer speed. Power measurements will be obtained by placing an ammeter in-line with our network switch power cord and speed will be measured by off-the shelf Ethernet test equipment. We plan to release the switch, along with a Network Operating System (NOS) that will be built on an open platform, and begin marketing activities early in the third quarter of 2018. We believe that our network switch has the potential to redefine Cloud power efficiency and economy. Our performance switch is designed to enable data centers to reduce the burdensome investment needed for massive mega-wattage, industrial cooling, and associated power infrastructure that are required to house cloud computing centers utilized by major data centers.

Flourishing Cloud Vibrancy

Our proprietary innovative “Pspine Fabric” network switch is designed to scale down the switching energy needed to effectively run a data center server. This design innovation is expected to redefine power and increase speed among the servers within data centers. When deployed, our switch is expected to consume an estimated 40% less electricity and is expected to increase or supercharge data center network speed by the same estimated 40% . These estimates are based on our design architecture and applying that design to amounts we calculated using our internally developed “Switchmaker Simulator” computer computational model. To arrive at the expected 40% improvement in electricity usage and network speed, the Switchmaker Simulator takes into account the total number of data communication building blocks within the semiconductor computer chips that make up Brightways Pspine Fabric architecture of our planned switch and then multiplying the result by the power consumption of each building block obtained from published specifications of the semiconductor computer chip supplier. We believe this methodology is reliable because it utilizes published chip manufacturer data and applies that data to known design elements of our switch architecture. Also, we have analyzed the published power performance specifications of the switches of our key competitors to validate the computational modeling assumptions in our Switchmaker Simulator. There can be no assurance, however, that we will achieve these expected operating efficiencies as we have not tested our planned network switch in an operating environment that simulates a real-world application. See “Risk Factors - Product quality problems, defects, failure to meet specifications, errors or vulnerabilities in our products or services could harm our reputation and adversely affect our business, financial condition, results of operations and prospects.” Furthermore, the power efficient design is expected to reduce the overall data center load. These expected efficiencies offer the macro benefit of potentially reducing CO2 emissions and being friendly to the environment. We believe these expected benefits will be compelling to our potential success because U.S. data centers today account for approximately 2% of the U.S.’s total energy consumption based on industry data1. We further believe that consumption amount is growing every day as the size of data centers increase daily on a global basis.

1 See “Here’s How Much Entergy All US Data Centers Consume” June 27, 2016. http://www.datacenterknowledge.com/archives/2016/06/27/heres-how-much-energy-all-us-data-centers-consume.

Monetizing Network Operating System Software – NOS

In addition to significantly advancing technology in Cloud networking switches and performance, we are developing a proprietary software component or Network Operating System (NOS) that we plan to release at the same time we release our first switch to the market place. We expect that the NOS will allow us to generate significant revenue from the sale/licensing of this software. We believe that having an open networking, revenue generating NOS from the beginning is prudent and strategic and could lead to substantial shareholder value.

Previous Offering and Forward Stock Split

In connection with the formation of our company, in June 2014 we issued to our Chief Executive Officer 600 shares of common stock for $00.00167 and on June 15, 2016 agreed to issue 8,999,400 shares of common stock in exchange for the contribution of intellectual property associated with the Crossover Networking “UnitedSA 1776” Switch, “Pspine Switch Fabric”, “Switch Maker Simulator”, and “Switch Blade Networking”. See “Certain Relationships and Related Party Transactions.” In addition, during the year ended December 31, 2016, we conducted private offerings of our common stock whereby we issued an aggregate of 5,470,593 shares of our common stock in exchange for an aggregate of $775,000 in cash. During the period ended September 30, 2017, we conducted private offerings of our common stock whereby we issued an aggregate of 18,000 shares of our common stock in exchange for an aggregate of $90,000 in cash.

Effective as of June 7, 2016, we effectuated a 1 for 6 forward stock split of our issued and outstanding common stock as of the effective date (the “Stock Split”). All per share amounts and number of shares reflect the Stock Split.

Currently, there is no public market for these securities, and we expect that none will arise and that there will be little or no ability for investors to resell the shares.

High Degree of Risk

Given the highly competitive nature of the cloud networking and hyperscale switch market, and other factors, these securities carry a high degree of risk, and investors should be prepared to sustain a loss of their entire investment. See “Risk Factors” beginning on page 9.

THE OFFERING

Securities offered by the Company	Up to 700,000 shares of common stock

Offering price per share	$5.00

Number of shares outstanding before the offering	14,488,614

Minimum Investment Amount	$5,000

Market for these securities	There is presently no public market for these securities.

Use of proceeds	We intend that the proceeds from this offering will be used to market our hyperscale switch, build field trial units in the 10G class, 40G class and 100G class to facilitate sales of the units, and for further research and development of additional networking computing switches, in addition to other general corporate purposes including working capital, sales and marketing activities, product development, general and administrative matters and capital expenditures. In the event that substantially less than the maximum proceeds are obtained by this offering, our plan is to continue our development of our network switch and software and to reduce amounts we allocated to working capital reserves, expenses for field trial units, and marketing, engineering and software development, patent and general legal fees. See “Use of Proceeds to Issuer.”

Termination of the offering

This offering will close upon the earlier of (1) the sale of 700,000 shares of our common stock offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before investing in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially harmed. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business and Our Industry

Our limited operating history makes it difficult to evaluate our current business and future prospects and may increase the risk associated with your investment.

We have a limited operating history and to date, we have generated no sales or revenues. Consequently, our operations are subject to all the risks inherent in the establishment of a pre-revenue business enterprise as well as those risks associated with a company engaged in the research and development of cloud networking technology. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our common stock could decline. Further, we have limited historic financial data, and we operate in a rapidly evolving market. As such, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

Our network switch may be vulnerable to software errors and bugs.

The network switch we are developing has not been fully tested and is highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance, a failure in a client’s system or loss or corruption of client data. Although we have not experienced material adverse effects resulting from any defects or errors in the products and software we are developing, there can be no assurance that errors will not be found in the network switches we are developing, which errors could have a material adverse effect upon our business, financial condition and results of operations.

Our industry is subject to rapid technological changes.

The market for the products and software we plan to offer is characterized by innovative technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. As a result, the market position we expect to enter into could erode rapidly due to unforeseen changes in the features and functionality of competing products. Our future success will depend in part upon our ability to enhance the products and software we are currently developing and to develop and introduce new products and software enhancements to meet changing client requirements. The process of developing products and software such as those we are currently developing is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that we will successfully complete the development of new products in a timely fashion or that our current or future products will satisfy the needs of our target market.

Unproven acceptance of our products and software exposes investors to risk.

The network switch we are currently developing requires completion of circuit boards (electronics, mechanics for enclosures) and software, mechanical design, NOS. Our success will depend largely upon the success of this development and future products and software and enhancements. Failure of the network switch and NOS we are developing or their enhancements to achieve significant market acceptance and usage would materially adversely affect our planned business, future results of operations and financial condition. If we were unable to successfully market our products and software or develop new products and software, or if such new products and software or enhancements do not achieve market acceptance, our planned business, future results of operations and financial condition would be materially adversely affected.

Our sales cycles have the potential to be long and unpredictable, and our sales efforts may require considerable time and expense.

Following the final development of our network switch and NOS, we plan to market our products and software to large organizations. Sales efforts to these customers are expected to be complex and involve educating customers about the use and benefits of the products and software we plan to market, including their value and technical capabilities. Potential customers are expected to undertake a significant evaluation process that can result in a lengthy sales cycle, in some cases over 12 months. We may spend substantial time, effort and money in our sales efforts without any assurance that our efforts will generate long-term relationships. In addition, customer sales decisions are frequently influenced by budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer are not realized, our revenue and, thus, our future operating results could be adversely impacted.

Significant Capital Requirements; Possible Additional Financing.

Our capital requirements will be significant. We are dependent on raising additional capital in order to fund our operations. Such financing may include the issuance of additional securities and/or the incurrence of debt financing. There can be no assurance that any additional financing will be available to us on acceptable terms or at all. Any additional equity financing will dilute the interests of our then existing shareholders.

We expect large purchases by a limited number of end customer to represent a substantial majority of our revenue, and any loss or delay of expected purchases could result in material quarter-to-quarter fluctuations of our revenue or otherwise adversely affect our results of operations.

Historically in our target market, our experience has shown that large purchases by a relatively limited number of end customers account for a significant portion of revenue for network switches. Many of these end customers make large purchases to complete or upgrade specific data center installations. These purchases are short-term in nature and are typically made on a purchase-order basis rather than pursuant to long-term contracts. As a consequence of the concentrated nature of our target customer base and their purchasing behavior, our quarterly revenue and results of operations may fluctuate from quarter to quarter and are difficult to estimate. For example, any cancellation of orders or any acceleration or delay in anticipated product purchases or the acceptance of shipped products by our target larger end customers could materially affect our revenue and results of operations in any quarterly period. We may be unable to collect revenue from our large end customers or offset the discontinuation of concentrated purchases by our larger end customers with purchases by new or existing end customers. In addition, we may see consolidation of our target customer base, such as among Internet companies and cloud service providers, which could result in loss of end customers. The loss of such end customers, or a significant delay or reduction in their purchases, could materially harm our business, financial condition, results of operations and prospects.

We face intense competition, especially from larger, well-established companies, and we may lack sufficient financial or other resources to achieve profitability.

The market for data center networking, including the market for cloud networking, is intensely competitive, and we expect to face significant competition from established competitors and new market entrants. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and our inability to establish market share, any of which would likely seriously harm our business, financial condition, results of operations and prospects.

We compete with large network equipment and system vendors, including Arista Networks, Inc., Cisco Systems, Juniper Networks, Brocade Communications Systems, Hewlett-Packard and Dell. We also face competition from other companies and new market entrants. Many of our potential competitors enjoy substantial competitive advantages, such as:

●	greater name recognition and longer operating histories;

●	larger sales and marketing budgets and resources;

●	broader distribution and established relationships with channel partners and end customers;

●	greater access to larger end-customer bases;

●	greater end-customer support resources;

●	greater manufacturing resources;

●	the ability to leverage their sales efforts across a broader portfolio of products;

●	the ability to bundle competitive offerings with other products and software;

●	the ability to set more aggressive pricing policies;

●	lower labor and development costs;

●	greater resources to make acquisitions;

●	larger intellectual property portfolios; and

●	substantially greater financial, technical, research and development or other resources.

Our competitors also may be able to provide end customers with capabilities or benefits different from or greater than those we can provide in areas such as technical qualifications or geographic presence or may be able to provide end customers a broader range of products, services and prices. In addition, large competitors may have more extensive relationships with and within existing and potential end customers that provide them with an advantage in competing for business with those end customers. For example, certain large competitors encourage end customers of their other products and software to adopt their data networking solutions through discounted bundled product packages. Our ability to compete will depend upon our ability to provide a better solution than our competitors at a more competitive price. We may be required to make substantial additional investments in research, development, marketing and sales in order to respond to competition, and we cannot assure you that these investments will achieve any returns for us or that we will be able to compete successfully in the future.

We also expect increased competition if our market continues to expand. Conditions in our market could change rapidly and significantly as a result of technological advancements or other factors. Potential competitors may be acquired by third parties that have greater resources available than we do. Potential competitors might take advantage of the greater resources of the larger organization resulting from these acquisitions to compete more vigorously or broadly with us. In addition, continued industry consolidation might adversely affect end customers’ perceptions of the viability of smaller and even medium-sized networking companies and, consequently, end customers’ willingness to purchase from those companies. Further, certain large end customers have explored developing network switches and cloud service solutions for internal use and/or to broaden their portfolio of products, which could allow these end customers to become new competitors in the market.

Product quality problems, defects, failure to meet specifications, errors or vulnerabilities in our products or services could harm our reputation and adversely affect our business, financial condition, results of operations and prospects.

We expect to produce highly complex products that incorporate advanced technologies, including both hardware and software technologies. Despite testing prior to their release, our products may contain undetected defects , errors or fail to meet specifications , especially when first introduced or when new versions are released. Product defects , errors or failure to meet specifications could affect the performance of our products and could delay the development or release of new products or new versions of products. Allegations of unsatisfactory performance could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the products, cause us to lose significant end customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially adversely affect our business, financial condition, results of operations and prospects.

In the event of discovery of defects or bugs in our products, we may become subject to high costs of remediation. We may also be required to provide full replacements or refunds for such defective products. We cannot assure you that such remediation would not have a material effect on our business, financial condition, results of operations and prospects.

Because some of the key components in our products come from limited sources of supply, we are susceptible to supply shortages or supply changes, which could disrupt or delay our scheduled product deliveries to our end customers and may result in the loss of sales and end customers.

Our products will rely on key components, including integrated circuit components and power supplies that our contract manufacturers purchase on our behalf from a limited number of suppliers, including certain source providers. We do not expect to have guaranteed supply contracts with any of our component suppliers, and our suppliers could delay shipments or cease manufacturing such products or selling them to us at any time. The development of alternate sources for those components is time-consuming, difficult and costly. If we are unable to obtain a sufficient quantity of these components on commercially reasonable terms or in a timely manner, potential sales of our products could be delayed or halted entirely or we may be required to redesign our products. Any of these events could result in lost sales and damage to our end-customer relationships, which would adversely impact our business, financial condition, results of operations and prospects.

Dependence on third-party manufacturers to build our products may result in manufacturing delays and pricing fluctuations that could prevent us from shipping end-customer orders on time, if at all, or on a cost-effective basis, which may result in the loss of sales and end customers.

We anticipate we will heavily depend on third-party contract manufacturers for our product lines. Our reliance on these third-party contract manufacturers reduces our control over the manufacturing process, quality assurance, product costs and product supply and timing, which exposes us to risk. Any manufacturing disruption by these third-party manufacturers could severely impair our ability to fulfill orders on time, if at all, or on a cost-effective basis.

Our plans to rely on contract manufacturers also yields the potential for their infringement of third party intellectual property rights in the manufacturing of our products or misappropriation of our intellectual property rights in the manufacturing of other customers’ products. If we are unable to manage our relationships with our future third-party contract manufacturers effectively, or if these third-party manufacturers suffer delays or disruptions for any reason, experience increased manufacturing lead times, capacity constraints or quality control problems in their manufacturing operations or fail to meet our future requirements for timely delivery, our ability to ship products to our end customers would be severely impaired, and our business, financial condition, results of operations and prospects would be seriously harmed.

If we are unable to establish market awareness of our company and our products, we may not generate any revenue.

We have not yet established market awareness of our products and software. Market awareness of our value proposition and products and software will be essential to our growth and our success, particularly for the service provider and large enterprise markets. If our marketing efforts are unsuccessful in creating market awareness of our company and our products and software, then our business, financial condition, results of operations and prospects will be adversely affected, and we will not be able to achieve sustained growth.

If we are unable to hire, retain, train and motivate qualified personnel and senior management, our business, financial condition, results of operations and prospects could suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Many of the companies with which we compete for experienced personnel have greater resources than we have to provide more attractive compensation packages and other amenities. Research and development personnel are aggressively recruited by startup and emerging growth companies, which are especially active in many of the technical areas and geographic regions in which we conduct product development. In addition, in making employment decisions, particularly in the high-technology industry, job candidates often consider the value of the stock-based compensation they are to receive in connection with their employment. Declines in the market price of our stock after this offering could adversely affect our ability to attract, motivate or retain key employees. If we are unable to attract or retain qualified personnel, or if there are delays in hiring required personnel, our business, financial condition, results of operations and prospects may be seriously harmed.

Also, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel has been improperly solicited, that such personnel has divulged proprietary or other confidential information or that former employers own certain inventions or other work product. Such claims could result in litigation.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute our business plan and to identify and pursue new opportunities and product innovations. The loss of our key personnel, including Stephen DiFerdinando, our founder and Chief Executive Officer, or any difficulty attracting or retaining other highly qualified personnel in the future, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, results of operations and prospects.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including patent, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability and/or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

Adverse economic conditions or reduced information technology and network infrastructure spending may adversely affect our business, financial condition, results of operations and prospects.

Our business depends on the overall demand for information technology, network connectivity and access to data and applications. Weak domestic or global economic conditions, fear or anticipation of such conditions or a reduction in information technology and network infrastructure spending even if economic conditions improve, could adversely affect our business, financial condition, results of operations and prospects in a number of ways, including longer sales cycles, lower prices for our products and software, higher default rates among our distributors, poor unit sales and lower or no growth. Economic instability in in many parts of the world could adversely affect spending for IT, network infrastructure, systems and tools and overall demand for our products A prolonged period of economic uncertainty or a downturn may also significantly affect financing markets, the availability of capital and the terms and conditions of financing arrangements, including the overall cost of financing as well as the financial health or creditworthiness of our end customers. Circumstances may arise in which we need, or desire, to raise additional capital, and such capital may not be available on commercially reasonable terms, or at all.

Assertions by third parties of infringement or other violations by us of their intellectual property rights, or other lawsuits asserted against us, could result in significant costs and substantially harm our business, financial condition, results of operations and prospects.

Patent and other intellectual property disputes are common in the network infrastructure industry and have resulted in protracted and expensive litigation for many companies. Many companies in the network infrastructure industry, including our competitors and other third parties, as well as non-practicing entities, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims of patent infringement, misappropriation or other violations of intellectual property rights against us. From time to time, they have or may in the future also assert such claims against us, our end customers or channel partners whom we typically indemnify against claims that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties. As the number of products and competitors in our market increases and overlaps occur, claims of infringement, misappropriation and other violations of intellectual property rights may increase. Any claim of infringement, misappropriation or other violations of intellectual property rights by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, distract our management from our business and require us to cease use of such intellectual property.

The patent portfolios of most of our competitors are larger than ours. This disparity may increase the risk that our competitors may sue us for patent infringement and may limit our ability to counterclaim for patent infringement or settle through patent cross-licenses. In addition, future assertions of patent rights by third parties, and any resulting litigation, may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection. We cannot assure you that we are not infringing or otherwise violating any third-party intellectual property rights.

The third-party asserters of intellectual property claims may be unreasonable in their demands, or may simply refuse to settle, which could lead to expensive settlement payments, prolonged periods of litigation and related expenses, additional burdens on employees or other resources, distraction from our business, supply stoppages and lost sales.

An adverse outcome of a dispute may require us to pay substantial damages including treble damages if we are found to have willfully infringed a third party’s patents; cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology, which may not be successful; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or intellectual property rights; and indemnify our partners and other third parties. Any damages or royalty obligations we may become subject to as a result of an adverse outcome, and any third-party indemnity we may need to provide, could harm our business, financial condition, results of operations and prospects. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Further, there is little or no information publicly available concerning market or fair values for license fees, which can lead to overpayment of license or settlement fees. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Suppliers subject to third-party intellectual property claims also may choose or be forced to discontinue or alter their arrangements with us, with little or no advance notice to us. Any of these events could seriously harm our business, financial condition, results of operations and prospects.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. We have not registered our trademarks in all geographic markets. Failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights and result in indemnification claims. Further, any claim of infringement by a third party, even those claims without merit, could cause us to incur substantial costs defending against such claim, could divert management attention from our business and could require us to cease use of such intellectual property in certain geographic markets.

Despite our efforts, the steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the United States. Further, with respect to patent rights, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. To the extent that additional patents are issued from our patent applications, which is not certain, they may be contested, circumvented or invalidated in the future. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and, as with any technology, competitors may be able to develop similar or superior technologies to our own now or in the future. In addition, we rely on confidentiality or license agreements with third parties in connection with their use of our products and technology. There is no guarantee that such parties will abide by the terms of such agreements or that we will be able to adequately enforce our rights, in part because we rely on “shrink-wrap” licenses in some instances.

Detecting and protecting against the unauthorized use of our products, technology and proprietary rights is expensive, difficult and, in some cases, impossible. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, financial condition, results of operations and prospects, and there is no guarantee that we would be successful. Furthermore, many potential competitors have the ability to dedicate substantially greater resources to protecting their technology or intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property, which could result in a substantial loss of our market share.

We rely on the availability of licenses to third-party software and other intellectual property.

Many of our products and software include software or other intellectual property licensed from third parties, and we otherwise use software and other intellectual property licensed from third parties in our business. This exposes us to risks over which we may have little or no control. For example, a licensor may have difficulties keeping up with technological changes or may stop supporting the software or other intellectual property that it licenses to us. Also, it will be necessary in the future to renew licenses, expand the scope of existing licenses or seek new licenses, relating to various aspects of these products and software or otherwise relating to our business, which may result in increased license fees. These licenses may not be available on acceptable terms, if at all. In addition, a third party may assert that we or our end customers are in breach of the terms of a license, which could, among other things, give such third party the right to terminate a license or seek damages from us, or both. The inability to obtain or maintain certain licenses or other rights or to obtain or maintain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in releases of products and software and could otherwise disrupt our business, until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and software or otherwise in the conduct of our business. Moreover, the inclusion in our products and software of software or other intellectual property licensed from third parties on a nonexclusive basis may limit our ability to differentiate our products from those of our competitors. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our products contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products.

Our products contain software modules licensed to us by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software that we use. If we combine our software with open source software in a certain manner, we could, under certain open source licenses, be required to release portions of the source code of our software to the public. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by U.S. courts, and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. Moreover, we cannot assure you that our processes for controlling our use of open source software in our products will be effective. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition, results of operations and prospects.

Our business is subject to the risks of warranty claims, product returns, product liability and product defects.

Real or perceived errors, failures or bugs in our products could result in claims by end customers for losses that they sustain. If end customers make these types of claims, we may be required, or may choose, for end-customer relations or other reasons, to expend additional resources in order to address the problem. We may also be required to repair or replace such products or provide a refund for the purchase price for such products. Liability provisions in our standard terms and conditions of sale, and those of our resellers and distributors, may not be enforceable under some circumstances or may not fully or effectively protect us from end-customer claims and related liabilities and costs, including indemnification obligations under our agreements with end customers, resellers and distributors. The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. In addition, even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources.

We are subject to governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate these controls.

Our products may be subject to various export controls. If we were to fail to comply with the applicable export control laws, customs regulations, economic sanctions or other applicable laws, we could be subject to monetary damages or the imposition of restrictions which could be material to our business, operating results and prospects and could also harm our reputation. Further, there could be criminal penalties for knowing or willful violations, including incarceration for culpable employees and managers. Obtaining the necessary export license or other authorization for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities. Furthermore, certain export control and economic sanctions laws prohibit the shipment of certain products, technology, software and services to embargoed countries and sanctioned governments, entities, and persons. Even though we will take precautions to ensure that our channel partners comply with all relevant regulations, any failure by our channel partners to comply with such regulations could have negative consequences, including reputational harm, government investigations and penalties.

In addition, various countries regulate the import of certain encryption technology, including through import permit and license requirements, and have enacted laws that could limit our ability to distribute our products or could limit our end customers’ ability to implement our products in those countries. Any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations or change in the countries, governments, persons or technologies targeted by such regulations could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential end customers with international operations or create delays in the introduction of our products into international markets. Any decreased use of our products or limitation on our ability to export or sell our products could adversely affect our business, financial condition, results of operations and prospects.

Failure to comply with governmental laws and regulations could harm our business, financial condition, results of operations and prospects.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable government regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, results of operations and prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, financial condition, results of operations and prospects.

Breaches of our cybersecurity systems could degrade our ability to conduct our business operations and deliver products and software to our customers, delay our ability to recognize revenue, compromise the integrity of our software products, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and product development activities to our marketing and sales efforts and communications with our customers and business partners. Computer programmers may attempt to penetrate our network security, or that of our website, and misappropriate our proprietary information or cause interruptions of our service. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. If our cybersecurity systems and those of our contractors fail to protect against unauthorized access sophisticated cyberattacks and the mishandling of data, our ability to conduct our business effectively could be damaged in a number of ways, including:

●	sensitive data regarding our business, including intellectual property and other proprietary data, could be stolen;

●	our electronic communications systems, including email and other methods, could be disrupted, and our ability to conduct our business operations could be seriously damaged until such systems can be restored;

your ability to process customer orders and electronically deliver products and software could be degraded, and our distribution channels could be disrupted, resulting in delays in revenue recognition;

●	defects and security vulnerabilities could be introduced into our software, thereby damaging the reputation and perceived reliability and security of our products and potentially making the data systems of our customers vulnerable to further data loss and cyberincidents; and

●	personally identifiable data of our customers, employees and business partners could be compromised.

Should any of the above events occur, we could be subject to significant claims for liability from our customers and regulatory actions from governmental agencies. In addition, our ability to protect our intellectual property rights could be compromised and our reputation and competitive position could be significantly harmed. Also, the regulatory and contractual actions, litigations, investigations, fines, penalties and liabilities relating to data breaches that result in losses of personally identifiable or credit card information of users of our services can be significant in terms of fines and reputational impact and necessitate changes to our business operations that may be disruptive to us. Additionally, we could incur significant costs in order to upgrade our cybersecurity systems and remediate damages. Consequently, our financial performance and results of operations could be adversely affected.

We may not generate positive returns on our research and development investments.

Developing our products is expensive, and the investment in product development may involve a long payback cycle. In 2016 and 2017, our research and development expenses were approximately $22,500 and $246,000, respectively. We expect to continue to invest heavily in hardware and software development in order to complete the prototype of our network switch and software. We expect that our results of operations will be impacted by the timing and size of these investments. These investments may take several years to generate positive returns, if ever.

Risks Relating to Our Stock and this Offering

A market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. It is unlikely that the sale, assignment, acquisition or other disposition of the common stock will result in appreciation of any stockholder’s investment in our common stock. We do not intend to have the common stock quoted on any OTC Markets platform or listed on an exchange, such as The Nasdaq Stock Market, at any point in the future. No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we will need to secure adequate funding for our planned network switch and NOS software development, testing and marketing. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

We may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time. Any such new issuances may cause a decrease in the quoted price of our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $4.92 per share assuming the total number of shares offered hereby are sold. This dilution is due to the fact that our founders and current shareholders paid substantially less than the offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Our management team will have immediate and broad discretion over the use of the net proceeds from our offering without any escrow and we may use the net proceeds in ways with which you disagree.

The net proceeds from our offering will be immediately available to our management to use at their discretion and will not be subject to any escrow. Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment. In no event will the subscribed amounts be returned to investors. In addition, we currently intend to use the net proceeds from our offering for working capital purposes, including engineering, marketing, software development, patent and general legal fees, as well as for general corporate purposes. In the event that substantially less than the maximum proceeds are obtained by this offering, our plan is to continue our development of our network switch and software and to reduce amounts we allocated to working capital reserves, expenses for field trial units, and marketing, engineering and software development, patent and general legal fees. See “Use of Proceeds.” Although we have allocated amounts for the foregoing purposes, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Financial statements may be unaudited.

Stockholders will be provided with our unaudited financial statements only, unless we are compelled by a government agency to provide audited financial statements.

The reduced disclosure requirements applicable to us may make our common stock less attractive to investors.

As an issuer utilizing Tier 1 of Regulation A promulgated under the Securities Act, we will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless we elect to become subject to the Exchange Act, we will not be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K with respect to our business and financial condition. As of the date of this Offering Circular, we do not intend to elect to become subject to the Exchange Act. Potential investors may not view reports under Regulation A as sufficient for investment purposes or such reports may otherwise cause potential investors to not be interested in investing in our common stock, each of which would have a negative effect on the price of our common stock and our investors’ ability to sell their shares of common stock.

Our officers and directors do not have any prior experience conducting a “best efforts” offering.

None of our officers and directors have ever conducted a best-efforts offering, or raised any money in a Regulation A offering. We are selling the common stock directly, without benefit of an underwriter. Consequently, we may not be able to raise the funds needed to achieve our business objectives. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

Our officers and directors own 76.0% of the voting rights of the Company.

Current officers and directors of our company own an aggregate of 11,053,416 shares of our common stock representing 76.0% of the total votes on which shareholders are entitled to vote. Because the officers and directors have 76.0% (72.5% assuming the total number of shares are sold in this offering) of the voting rights of our shareholders, they will be able to influence the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. If our current officers and directors vote in favor of the foregoing actions, they will have sufficient voting power to approve such actions and no other shareholder approvals will be required.

As a result, our current officers and directors will have significant influence over our management and affairs and control over matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. Their interests may differ from the interests of other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We have never paid dividends on our common stock and cannot predict when we may be able to do so.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. Consequently, we cannot predict when we may be able to pay cash dividends on our common stock in the foreseeable future. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock until such time as the board of directors declares a dividend, if and when declared.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price per share and the as-adjusted net tangible book value per share after this offering. The net tangible book value of our company as of September 30, 2017 was $584,694.

Without giving effect to any changes in the net tangible book value after September 30, 2017 other than the sale of our shares in this offering at a price of $5.00 per share, our pro forma net tangible book value would be $1,284,694. The net tangible book value would be $0.08 per share. Dilution in net tangible book value per share represents the difference between the amount per share by the purchasers of our shares in this offering and the net tangible book value per share immediately afterwards. Immediate dilution for shareholders would be $4.98 or 98.3%. The following table illustrates this per share dilution:

Net tangible book value as of September 30, 2017	$584,694

Adjusted net tangible book value after this offering	$1,284,694

Adjusted net tangible book price per share after this offering	$0.08
Dilution in shares ($5.00 offering price)	$4.98
98.3%

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares purchased, the total consideration paid, and the price per share paid:

Subsequent to the Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Interest	Amount	Percent	Share
Existing Stockholders as of September 30, 2017	14,488,614	95.4%	$865,000	19.8%	$0.06
New investors	700,000	4.6%	$3,500,000	80.2%	$5.00
TOTAL	15,188,614	100.00%	$4,365,000	100.0%	$0.29

Shareholders may also be subject to dilution due to future actions by our company. The Articles of Incorporation, as amended, and Bylaws authorize us to conduct an additional offering. Under such circumstances, we will issue additional shares, and the percentage of our company that you own will go down, even though the value of our company may go up. You will own a smaller piece of a larger company.

PLAN OF DISTRIBUTION

Terms of the Offering

We are offering for sale up to 700,000 shares of common stock at a fixed price of $5.00 per share for the duration of this offering (the “Offering”). The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis, which means we will not use the services of an underwriter and our executive officers and directors will attempt to sell the shares directly to investors. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officers and directors will not receive commissions or any other remuneration from any sales of shares in this offering.

We cannot assure you that all or any of the Common Stock offered under this Offering Circular will be sold. No one has committed to purchase any of the securities offered. Therefore, we may sell only a nominal amount of Common Stock, in which case our ability to execute our business plan might be negatively impacted.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which we have complied.

Offering Period and Expiration Date

The shares will be offered until the earlier of (1) the sale of all 700,000 shares of our common stock offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by us.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

There is No Current Market for Our Shares

There is currently no market for our shares. The shares are not traded or listed on any exchange. We cannot give you any assurance that the securities you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

USE OF PROCEEDS TO ISSUER

We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses estimated to be $25,000 (legal, accounting, transfer agent and Edgar costs) associated with qualification of Offering under Regulation A; (b) the next $1,265,000 for engineering and field trial units; (c) $475,000 for marketing; (d) $585,000 for Engineering and software development, patent and general legal fees; and (e) $1,150,000, the balance of capital raised toward additional working capital and general corporate purposes. Investors should be aware that this offering provides that the proceeds received from the sale of any shares of our common stock will be immediately available for use by us, without the requirement of the escrow of such proceeds. It is possible that the offering may terminate before all 700,000 shares are sold, and consequently, there is no way to accurately predict the entire amount of proceeds which may be available for use by us at this time.

Utilizing the net proceeds of the Offering, we plan to finalize development of a field trial network switch followed by production of field trial units to be provided to potential customers for future sales. In addition, we expect to hire sales representatives and attend trade shows for domestic and international marketing. Finally, we plan to hire electrical and software engineering personnel to provide customer support as well as product development, including research and development of additional product and software needs that we have identified in the cloud computing market. No portion of the net proceeds from this offering are intended to be used to compensate or otherwise make payments to officers or directors as payments to them as disclosed elsewhere in this Offering Circular will be made from our existing working capital.

The proceeds of this Offering will be $3,500,000 if all of the Shares offered are purchased. However, we cannot guarantee that we will sell all of the Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering depending upon whether we sell 25%, 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 25% of Offered Shares are sold	If 50% of Offered Shares are sold	If 75% of Offered Shares are sold	If all Offered Shares are sold
Gross Proceeds	$875,000	$1,750,000	$2,625,000	$3,500,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A(1)	$25,000	$25,000	$25,000	25,000
Engineering and Field Trial Units	-	$665,000	$1,265,000	1,265,000
Marketing	$475,000	$475,000	$475,000	475,000
Engineering and software development, patent and general legal fees	$375,000	$585,000	$585,000	585,000
Working capital and general corporate purposes	-	-	$275,000	1,150,000
Total Use of Proceeds	$875,000	$1,750,000	$2,625,000	$3,500,000

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

Shortfall of Proceeds. In the event that substantially less than the maximum proceeds are obtained by this offering, our plan is to continue our development of our network switch and software and to take the following measures as reflected in the table above:

1.	Reduce the working capital reserve,

2.	Reduce expenses for field trial units, and

3.	Reduce marketing, engineering and software development, patent and general legal fees.

DESCRIPTION OF BUSINESS

Overview

We are focused on delivering cutting edge network switch solutions to optimize digital “Cloud”, or data center, computing performance while reducing power consumption, financial costs, and environmental impact while increasing the speed for global commercial data centers. We plan to do this through an innovative “Pspine Fabric™” network switch we developed. The switch creates a networking topology that operates like a modern hub-spoke network. We are in the final stage of research and development and expect to begin the testing phase in the second quarter of 2018. The testing phase will consist of verifying our prototype network switch’s Ethernet switching functionality then followed by live testing driven by fully loaded computer servers. Once connected in this configuration, we plan to determine the electrical consumption and packet transfer speed. Power measurements will be obtained by placing an ammeter in-line with our network switch power cord and speed will be measured by off-the shelf Ethernet test equipment. We plan to release the switch, along with a Network Operating System (NOS) that will be built on an open platform, early in the third quarter of 2018. We believe that our network switch has the potential to redefine Cloud power efficiency and economy. Our performance switch is designed to enable data centers to reduce the burdensome investment needed for massive mega-wattage, industrial cooling, and associated power infrastructure that are required to house cloud computing centers utilized by major data centers.

The size of the digital “Cloud”, or data centers, is doubling every two years, creating the need for significantly more industrial megawatt power and cooling. Commercial data centers are seeking to reduce power, increase speed and run on open network software. Commercial data centers led by major commercial cloud based service providers handle the massive internet traffic, applications and smart phone/tablet activity that is used every second of every day by billions of people all over the world. This growth rate of data centers and servers is explosive with expected data center traffic increases of 30% per year.

A data center is a facility dedicated to housing and running data servers for multiple users operating 24 hours a day, 7 days a week, 365 days per year. These facilities consume a massive amount of power and generate a massive amount of heat. Computer servers will not function if they are too warm. We estimate that roughly $2.00 is spent by data center operators on power and cooling for every $1.00 spent on servers and switches. In order to succeed financially, we believe data centers must address the potentially limiting issue of adequate power supply and cooling capacity. One way to address this dilemma, we believe, is for data centers to reduce power consumption through the use of our switch.

Flourishing Cloud Vibrancy

Our proprietary innovative “Pspine Fabric” network switch is designed to scale down the switching energy needed to effectively run a data center server. This design innovation is expected to redefine power and increase speed among the servers within data centers. When deployed, our switch is expected to consume an estimated 40% less electricity and is expected to increase or supercharge data center network speed by the same 40%. These estimates are based on our design architecture and applying that design to amounts we calculated using our internally developed “Switchmaker Simulator” computer computational model. To arrive at the expected 40% improvement in electricity usage and network speed, the Switchmaker Simulator takes into account the total number of data communication building blocks within the semiconductor computer chips that make up Brightways Pspine Fabric architecture of our planned switch and then multiplying the result by the power consumption of each building block obtained from published specifications of the semiconductor computer chip supplier. We believe this methodology is reliable because it utilizes published chip manufacturer data and applies that data to known design elements of our switch architecture. Also, we have analyzed the published power performance specifications of the switches of our key competitors to validate the computational modeling assumptions in our Switchmaker Simulator. There can be no assurance, however, that we will achieve these expected operating efficiencies as we have not tested our planned network switch in an operating environment that simulates a real-world application. See “Risk Factors - Product quality problems, defects, failure to meet specifications, errors or vulnerabilities in our products or services could harm our reputation and adversely affect our business, financial condition, results of operations and prospects.” Furthermore, the power efficient design is expected to reduce oval data center load. These expected efficiencies offer the macro benefit of potentially reducing CO2 emissions and being friendly to the environment. We believe these expected benefits will be compelling to our potential success, because U.S. data centers today account for approximately 2% of the U.S.’s total energy consumption based on industry data1 and that number is growing every day as the size of data centers increase daily on a global basis.

Monetizing Network Operating System Software – NOS

In addition to significantly advancing technology in Cloud networking switches and performance, we are developing a proprietary software component or Network Operating System (NOS) that we plan to release at the same time we release our first switch to the market place. We expect that the NOS will allow us to generate significant revenue from the sale/licensing of this software. We believe that having an open networking, revenue generating NOS from the beginning is prudent and strategic and could lead to substantial shareholder value.

Software Defined Networks Movement

Along with the NOS, our software solution is designed to be compatible with software defined networks (SDN). An SDN is an open networking technology and inexorable transition that pares down the server farm and improves the performance of the Cloud business models. The pared down server farm exists through smart utilization of computing power across all the servers within a single facility. Cloud computing giants are actively pursuing SDN.

1 See “Here’s How Much Entergy All US Data Centers Consume” June 27, 2016. http://www.datacenterknowledge.com/archives/2016/06/27/heres-how-much-energy-all-us-data-centers-consume.

We believe that data centers’ movement from proprietary to open networking is analogous to the Bell Telephone breakup. When the telephone industry experienced the same type of shift, the industry changed forever and companies such as Verizon and ATT were born. This paradigm shift fueled the success of a variety of businesses that includes cordless phones, fax machines, smart phones and ultimately the internet. This transformation was monumental in scope and size.

The Market

The data center universe is at the beginning of explosive growth, doubling every two years, with 3 million data centers in the United States currently and with projections of 8.6 million data centers worldwide by end of 2018. To power these data centers, it is currently estimated to cost $60 billion a year, amounting to approximately 8% of current global electricity production. In addition, power currently consumed by all data centers is releasing approximately 200 million metric tons of CO2 gases.

Data center growth forecasts estimate a 30% increase in “Cloud” traffic by the end of 2017, resulting in 7.7 zettabytes of digital information traffic with the number of data centers expected growth of 10% to 15% annually. To put that into perspective: if one digital photo equals one gallon of water, the existing cloud data already equals the size of the Atlantic Ocean.

The hyperscale switch market is currently estimated worldwide to be $30 billion and expected to grow along with the growth in data center traffic.

In addition, we believe that large corporate data centers i.e. Fortune 500 companies in the U.S are also candidates for this innovation. It is important to note that the trend of migration of large corporate data centers to the Cloud will continue with exponential growth over the next 10 years.

Brightways Impact on the Hyperscale Switch Market

Power is a major cost driver for a data center and our switch is expected to provide a unique opportunity to reduce power consumption and energy costs in a data center.

Elements of data center power infrastructure include the following:

●	Capital Costs that exceeds 40% of data center total capital expenditure factoring in diesel generators, battery backup, power conversion, cooling etc.
●	Annual electricity costs (Operating Expense) associated with providing 24/7 power can range from 25% to 50% of total operating expenses depending on the energy efficiency of the data center.
●	Power capacity has a long-lead item and is critical to a profitable data center with overcapacity bearing carrying costs, under capacity limiting new subscribers.

We believe that our switch is a viable alternative to some of the following examples of efforts by other large data users to minimize data center costs:

●	Ireland paused an Apple server farms project due to concerns with national grid ramifications
●	Microsoft is experimenting with undersea modular IT capsules.
●	Iron Mountain is populating a cavern server farm leveraging the cool temperatures inherent in caves
●	Facebook built a server farm in the Arctic to tap natural cooling and lower PUE.

Material Agreements

In connection with the formation of our company, in June 2014 we issued to our Chief Executive Officer 600 shares of common stock for $00.00167. In June 2016, we entered into a common stock purchase agreement with Stephen DiFerdinando, our founder and Chief Executive Officer. Pursuant to the agreement, 8,999,400 shares of our common stock were issued to Mr. DiFerdinando and Mr. DiFerdinando assigned to us all of his ownership rights to the following intellectual property: Crossover Networking “UnitedSA 1776” switch, “Pspine Switch Fabric”, “Switch Maker Simulator”, “Switch Blade Networking” technology and any and all intellectual property rights related to such technology (“Intellectual Property Contribution and Assignment Agreement”).

In October 2016, we entered into an independent contractor agreement with BRWY Networks LLC, a related party (“BRWY”) pursuant to which BRWY performs electrical engineering switch development services for a monthly fee of $9,000. The agreement specifies that total compensation is not to exceed $150,000 without our prior written approval. Our founder and chairman, Stephen DiFerdinando, is the sole member of BRWY. The agreement may be terminated by us at any time 10 days after written notice to BRWY.

We plan to utilize additional third party engineering service providers to develop and manufacture the circuit boards and other readily available off-the-shelf chips and components of our switch.

In June 2017, we entered into an independent contractor agreement for software engineering services to develop our NOS. Pursuant to the agreement, the contractor is to receive a total of $100,000 in compensation.

Research and Development

We believe our future success depends on our ability to develop new products and features that address the needs of our end customers. Our in-house engineering personnel are responsible for the development, quality, documentation, support and release of our products. We plan to continue to invest significantly in resources to conduct our research and development efforts. Our research and development expenses were approximately $22,500 and $246,000 in 2016 and 2017, respectively.

Manufacturing

We intend to subcontract the manufacturing of all of our products to various contract manufacturers. We believe there are several qualified manufacturers that have sufficient capacity to meet our initial productions requirements when we complete a production model of our network switch. The contract manufacturing model is expected to allow us to reduce our costs, manufacturing overhead and inventory position and will allow us to adjust more quickly to changing end-customer demand. We plan to require our contract manufacturing partners to procure the majority of the components needed to build our planned products and assemble them according to our design specifications. This will allow us to leverage the purchasing power of our contract manufacturing partners.

Competition

The markets in which we expect to compete are highly competitive and characterized by innovative technology, changing end-customer needs, evolving industry standards and frequent introductions of new products and services. We expect competition to intensify in the future as the market for cloud networking expands and existing competitors and new market entrants introduce new products or enhance existing products.

The data center networking market has been historically dominated by Cisco Systems, with competition also coming from other large network equipment and system vendors including Brocade Communications Systems (which has entered into an agreement to be acquired by Broadcom), Dell/EMC, Hewlett Packard Enterprises, Juniper Networks and Arista Networks. We also face competition from other companies and new market entrants, including “whitebox” switch vendors as well as technology partners we may align with as we develop the final version of our network switch and future end customers who may develop network switches and cloud service solutions for internal use and/or to broaden their portfolio of products.

The principal competitive factors applicable to our products include:

●	breadth of product offerings and features;
●	reliability and product quality;
●	ease of use;
●	pricing;
●	total cost of ownership, including automation, monitoring and integration costs;
●	performance and scale;
●	programmability and extensibility;
●	interoperability with other products;
●	ability to be bundled with other vendor offerings; and
●	quality of service, support and fulfillment.

We believe our planned products will compete favorably with respect to these factors. Our NOS software is expected to offer high reliability, integrate with existing network protocols and will be open and programmable. We believe the combination of NOS, our Crossover Networking “UnitedSA 1776” Switch will make our offering highly competitive for both cloud and enterprise data centers. However, many of our competitors have greater name recognition, longer operating histories, larger sales and marketing budgets and resources, broader distribution and established relationships with channel partners and end customers, greater access to larger end-customer bases, greater end-customer support resources, greater manufacturing resources, the ability to leverage their sales efforts across a broader portfolio of products, the ability to leverage purchasing power when purchasing subcomponents, the ability to bundle competitive offerings with other products and services, the ability to develop their own silicon chips, the ability to set more aggressive pricing policies, lower labor and development costs, greater resources to make acquisitions, larger intellectual property portfolios and substantially greater financial, technical, research and development or other resources.

Intellectual Property

Our success and ability to compete depend substantially upon our core technology and intellectual property which was contributed to us by Mr. DiFerdinando in June 2016 in exchange for 8,999,400 shares of our common stock. The technology contributed included all of Mr. DiFerdinando’s right title and interest in the following technologies: Crossover Networking “UnitedSA 1776” switch, “Pspine Switch Fabric”, “Switch Maker Simulator”, “Switch Blade Networking” technology and any and all intellectual property and intellectual property rights related to such technology (the “Intellectual Property”). The Intellectual Property contributed included any and all intellectual property and tangible embodiments thereof, including without limitation inventions, discoveries, designs, specifications, developments, methods, modifications, improvements, processes, know-how, show-how, techniques, algorithms, databases, computer software and code (including software and firmware listings, assemblers, applets, compilers, source code, object code, net lists, design tools, user interfaces, application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build software and instructions), mask works, formulae, techniques, supplier and customer lists, trade secrets, graphics or images, text, audio or visual works, materials that document design or design processes, or that document research or testing, schematics, diagrams, product specifications and other works of authorship related to the contributed property. We currently rely on copyright laws, trade secret protection and confidentiality agreements with our employees and others to protect our intellectual property rights. We plan to file U.S and foreign patent applications to protect certain of our rights in our Intellectual Property in the future.

We cannot assure you that any patent applications we plan to file in the future for our intellectual property will result in the issuance of a patent or whether the examination process will result in patents of valuable breadth or applicability. In addition, any patents that may be issued may be contested, circumvented, found unenforceable or invalidated, and we may not be able to prevent third parties from infringing them. We also license software from third parties for integration into our products, including open source software and other software available on commercially reasonable terms. We do not have any trademarks in the U.S. or other jurisdictions.

We control access to and use of our software, technology and other proprietary information through internal and external controls, including contractual protections with employees, contractors and partners. Our software is protected by U.S. and international copyright and trade secret laws. Despite our efforts to protect our software, technology and other proprietary information, unauthorized parties may still copy or otherwise obtain and use our software, technology and other proprietary information.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we become successful, we believe that competitors will be more likely to try to develop products that are similar to ours and that may infringe our proprietary rights. It may also be more likely that competitors or other third parties will claim that our products infringe their proprietary rights. In particular, large and established companies in our industry have extensive patent portfolios and are regularly involved in both offensive and defensive litigation. From time to time, third parties, including certain of these large companies and non-practicing entities, may assert patent, copyright, trademark and other intellectual property rights against us, our channel partners or our end customers, whom our standard license and other agreements obligate us to indemnify against such claims. Successful claims of infringement by a third party, if any, could prevent us from distributing certain products or performing certain services, require us to expend time and money to develop non-infringing solutions or force us to pay substantial damages, royalties or other fees. We cannot assure you that we do not currently infringe, or that we will not in the future infringe, upon any third-party patents or other proprietary rights.

Employees

As of the date of this Offering Circular we employed no full-time employees and two individuals who are our officers and directors provide services on a part time basis along with contract engineers. None of our contractors are represented by unions. We consider our relationship with our contractors to be good and have not experienced significant interruptions of operations due to labor disagreements.

Regulation

Once we begin development and release our planned network switch, our business will be subject to export and import controls, employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. We expect to be in compliance in all material respects with such laws.

DESCRIPTION OF PROPERTY

Our principal office is located at 127 Flowers Avenue Langhorne, PA 19047-2811 which we share on a non-exclusive basis. Our telephone number is (267) 560-7183. This office is provided to us by our Chief Executive Officer free of charge on a month to month basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Since our organization in June 2014, our primary activities have been:

●	Research and development conducted in connection with the company’s cloud computing networking switches venture,

●	Engaging engineering services for electronic design, mechanical and software services,

●	Parts order placements with various vendors,

●	Building and testing the hyperscale switch

Up to the present, we have not generated any revenue and we had minimal financial activity during the calendar years 2014 and 2015. The bulk of our financial activity started in 2017 with the commencement of contracting with various vendors to continue development of our network switch.

Operating Results for the Period Ended June 30, 2017 Compared to the Period Ended June 30, 2016

The company had no revenues during the six month periods ended June 30, 2017 and 2016. The Company currently cannot predict when it will become revenue producing. From January 1, 2017 through June 30, 2017, we incurred expenses of $112,373 compared to $0 during the six month period ended June 30, 2016. The increase was a result of our commencement of development activities related to our planned network switch and NOS software.

Liquidity and Capital Resources for the Period Ended June 30, 2017

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had $639,957 in cash as of June 30, 2017. Our working capital was $636,957 at June 30, 2017. We had total assets at June 30, 2017 of $641,790. Based on pricing information as of December 31, 2017, we anticipate our future expenses will amount to $470,000 by the end of the second quarter of 2018 to complete testing and certification of our switch. Absent any additional fundraising, we project a cash balance of $200,000 as of June 30, 2018.

Operating Results for the Year Ended December 31, 2016 Compare to the Year Ended December 31, 2015

The Company had no revenues during the year ended December 31, 2016 and 2015. During the year ended December 31, 2016, we incurred expenses of $23,838 compared to $0 during the year ended December 31, 2015 as a result of an increase in research and development fees. We did not engage in any operational activities during the year ended December 31, 2015.

Liquidity and Capital Resources for the Period December 31, 2016

In 2016, we raised capital in the amount of $775,000 from the sale of our common stock to investors to build and test our networking switch design. As of December 31, 2016, we had a cash balance of $754,163. Our working capital was $751,163 at December 31, 2016. We had total assets at December 31, 2016 of $754,163. We did not engage in any operational activities during the year ended December 31, 2015.

Capital Resources

Assuming we sell the maximum 700,000 shares offered for by this Offering Circular for an aggregate of $3,500,000 in proceeds, we intend use the proceeds from this offering to finalize development of a field trial network switch followed by production of field trial units to be provided to potential customers for future sales, hire sales representatives and attend trade shows and hire electrical and software engineering personnel to provide customer support as well as product development, including research and development of additional product and software needs that we have identified in the cloud computing market. Our management believes that our current capital resources as noted above and the proceeds of this offering will be adequate to continue operating our company and maintaining our current development plans for approximately 20 months from the filing of this Offering Circular. To accomplish this, we have developed a spending plan that reduces our expenditures in some areas of our planned network switch development that we do not believe will delay our primary goal of completion of development of a functioning prototype network switch by the end of the second quarter of 2018. In the event, however, that substantially less than the maximum proceeds are obtained by this offering, our plan is to continue our development of our network switch and software using our existing working capital but reduce the working capital reserve, expenses for marketing, and reduce engineering and software development, patent and general legal fees. See “Use of Proceeds to Issuer.” Furthermore, if we sell substantially less than the maximum proceeds in this offering or run into cost overruns or delays in the development of our network switch or software, we will have to curtail our development or product launch plans or raise the funds to pay for these expenses. We potentially will have to issue debt or equity, or enter into a strategic arrangement with other third parties.

Since our inception, we have been funded by shareholder loans and sales of our common stock to our existing shareholders. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. There can be no assurance that additional capital will be available to us. Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes that exceed our current working capital will have a severe negative impact on our ability to remain a viable company.

Off-Balance Sheet Arrangements

As of June 30, 2017, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Each director is elected at our annual meeting of shareholders and holds office for one year, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position/Title
Stephen DiFerdinando	55	Chief Executive Officer and Director
Thomas J. McCarey	60	Treasurer, Chief Financial Officer and Director
James R. Peiffer	50	Vice President and Director
Julia DiFerdinando	58	Corporate Secretary and Director

There are no arrangements or understandings between any person listed in the table above and any other person pursuant to which he was selected to his position. Julia DiFerdinando is the wife of Stephen DiFerdinando. Other than this family relationship, there are no other family relationships between any board member, executive officer, or significant employee. No director or, executive officer has been involved in any legal proceeding which is material to an evaluation of his ability or integrity, during the last five years. We do not have any standing committees of the board of directors.

The following summarizes the business experience of the directors and executive officers:

Stephen DiFerdinando is our founder and chief executive officer and has served in that role since 2016. He is the inventor of the company’s “Pspine Fabric” technology which is designed to increase networking speed and reduce power consumption. Prior to founding the company, Mr. DiFerdinando had been developing the technology on which our network switch has been developed since 2013. From 2010 to 2013 Mr. DiFerdinando was a senior engineering program manager at Finisar Corporation, a global supplier of optical communications products. From 2001 to 2010, Mr. DiFerdinando was a hardware architect and technical lead electrical engineer at Broadcom Corporation, a semiconductor technology company. From 1998 to 2001, Mr. DiFerdinando served as a lead hardware engineer and digital signal processing engineer where he focused his efforts on launching Internet service through cable television at Worldgate Communications Inc., a former cable communications systems manufacturer that is now a video phone manufacturing company. Mr. DiFerdinando received a Bachelor of Science degree in Electrical Engineering from Widener University and a Master’s in Business Administration from LaSalle University. We believe Mr. DiFerdinando’s extensive business, engineering and management experience make him well qualified to serve on the board of directors.

Thomas J. McCarey has been our Chief Financial Officer since June 2016. Prior to joining the company, Mr. McCarey has been a partner and the founder of the accounting firm McCarey and Company LLC since 2009. Previously, Mr. McCarey served in various positions including as director of internal audit, director of finance and chief compliance officer at Abington Memorial Hospital in Abington, Pennsylvania from 1987 to 2009. Mr. McCarey was the audit supervisor for the City of Philadelphia Controller’s Office from 1980 to 1984. Mr. McCarey earned a Bachelor of Science in Accounting from LaSalle College and is licensed as a certified public accountant in Pennsylvania.

James R. Peiffer has been our Vice President since June 2016. He has held roles as a senior level applications developer for the past several years in the property and casualty insurance industry. Mr. Peiffer has extensive experience in TQL programming, Altova XML Spy and Mapforce, Visual Studio (C#), Tableau, and a host of other IDE suites. Since 2009, Mr. Peiffer has been an underwriting manager/broker at Bell and Clements, Inc., an insurance broker specializing in managing general agents and broking and underwriting services for North American wholesale brokers. Mr. Peiffer earned a Bachelor of Arts in Business Administration and Marketing from Temple University and a Certificate in Client-Server Programming from Computer Learning Centers.

Julia DiFerdinando has been our corporate secretary and a director since 2014. From 1982 to 1992, Ms. DiFerdinando was an educator at the Temple University Day Care Center where she was responsible for coordinating the tasks of childcare associates as well as management responsibilities for the operation of the day care center. Ms. DiFerdinando earned a Bachelor of Arts in Social Welfare from Temple University.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were Directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
Name	Capacity	Compensation	Compensation	Compensation
Stephen DiFerdinando	Chief Executive Officer	$22,500	0	$22,500
Thomas J. McCarey	Chief Financial Officer	0	0	0
James R. Peiffer	Vice President	0	0	0

Except as set forth in the table above, no director or executive officer received compensation during the last fiscal year.

Stephen DiFerdinando is the sole member of BRWY which performs electrical engineering switch development services for a monthly fee of $9,000. The agreement specifies that total compensation is not to exceed $150,000 without our prior written approval. The agreement may be terminated by us at any time 10 days after written notice to BRWY.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information as of September 30, 2017 regarding the beneficial ownership of our shares by:

●	Each of our directors,

●	Each of our executive officers, and

●	Each securityholder known by us to be the beneficial owner of more than 5% of our outstanding shares.

Information on beneficial ownership of securities is based upon a record list of our securityholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
		Before Offering	After Offering
Name of Beneficial Owner
5% Stockholders:
Stephen DiFerdinando	9,000,000	62.1%	59.3%

Directors and Named Executive Officers:
Stephen DiFerdinando	9,000,000	32.1%	59.3%
Thomas J. McCarey	1,764,708	12.2%	11.6%
James Peiffer(1)	268,708	1.9%	1.8%
Julia DiFerdinando	-	0.0%	0.0%

All named executive officers and directors as a group (four persons)	11,033,416	76.2%	72.6%

(1)	The number of shares beneficially owned by Mr. Peiffer includes 264,708 shares owned directly and 4,000 shares owned by family members. Mr. Peiffer disclaims beneficial ownership of the shares owned by his family members.

SECURITIES BEING OFFERED

The following description of our capital stock is based upon our articles of incorporation, as amended, our bylaws, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Our authorized capital stock consists of 18,000,000 shares of common stock, no par value. Our board of directors may from time to time authorize by resolution the issuance of any or all shares of the Common Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration all as the board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote on all matters submitted to a stockholder vote. Holders of our common stock representing one third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These securities are offered pursuant to an exemption from registration with the SEC pursuant to Regulation A.

Brightways Corporation

Balance Sheets

As of December 31, 2016 and 2015 (Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Checking/Savings	$754,163	$0
Subscription Receivable	-	1
Total Current Assets	754,163	1

TOTAL ASSETS	754,163	1

LIABILITIES & EQUITY

LIABILITIES

Current Liabilities
Accounts Payable	3,000	0

Equity
Common Stock, no par value: 18,000,000 and 600 shares authorized, respectively; 14,470,614 and 600 shares issued and outstanding; respectively	775,001	1
Net Income (loss)	(23,838)	0
Total Stockholders’ Equity	751,163	1

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$754,163	$1

See accompanying condensed notes to unaudited financial statements.

F-1

Brightways Corporation

Statements of Operations (Unaudited)

	For the Year Ended
	December 31, 2016	December 31, 2015
Ordinary Income	$0	$0

Ordinary Expenses
Expense
Bank Service Charges	42	0
Research and Development	22,501	0
legal Fees	1,295	0
Total Expenses	23,838	0

Net Ordinary Income/(Loss)	$(23,838)	$0

See accompanying condensed notes to unaudited financial statements.

F-2

BRIGHTWAYS CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2015 (Unaudited)

	Common stock, no par value		Additional		Total Stockholders'
	Number of Shares (a)	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance, December 31, 2014	600	$0	$0	$0	$0

Common stock issued for cash (Note 2)		1	1		1
Net loss		0	0	0	$0

Balance, December 31, 2015	600	1	0	0	1

Common stock issued in exchange for property (Note 2)	8,999,400	0
Common stock issued for cash (Note 2)	5,470,614	775,000			775,000
Net loss		(23,838)	0	(23,838)	(23,838)

Balance, December 31, 2016	14,470,614	$751,163	$0	$(23,838)	$751,163

(a) Common shares are after forward stock split of 1:6 as explained in Note (2)

See accompanying condensed notes to unaudited financial statements.

F-3

Brightways Corporation

Statements of Cash Flows (Unaudited)

	For the Year Ended
	December 31, 2016	December 31, 2015
OPERATING ACTIVITIES
Net Income	$(23,838)	$0
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	3,000	-
Net cash provided by Operating Activities	(20,837)	0
FINANCING ACTIVITIES
Opening Balance Equity	1	0
Net cash provided by Financing Activities	775,001	0
Subscription Receivable		1
Net cash increase for period	754,163
Cash at end of period	$754,163	$1

See accompanying condensed notes to unaudited financial statements.

F-4

BRIGHTWAYS CORPORATION

Notes to Unaudited Financial Statements

December 31, 2016 and 2015

Note 1 – Description of Business and Significant Accounting Policies

Brightways Corporation is a corporation organized in the Commonwealth of Pennsylvania on June 12, 2014.

The calendar year ended December 31, 2016 was the Company’s first year of operations. There was no financial activity for the calendar years 2014 and 2015.

Basis of Accounting

The accompanying financial statements of the Company are prepared in accordance with the accrual method, under the accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company holds cash in a checking and savings accounts at TD Bank. These deposits are guaranteed by the Federal Deposit Insurance Corporation up to an insurance limit. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it holds cash.

Accrued Expenses

The Company periodically accrues funds for future expenses, including marketing expenses, recast expenses, creative development expenses, and strike expenses. As of December 31, 2015, the Company had accrued no such expenses.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Examples include future cash flows for consideration of impairment losses. Actual results could differ from those estimates.

NOTE 2 – STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is authorized to issue 18,000,000 shares of common stock, no par value (the “common stock”). Effective as of June 7, 2016, the Company effectuated a 1 for 6 forward stock split of its issued and outstanding common stock as of the effective date (the “Stock Split”). All per share amounts and number of shares reflect the Stock Split.

Common stock issued for cash

On June 12, 2014, the Company issued 600 shares of its common stock to the Company’s founder, Stephen DiFerdinando for consideration of $00.00167 per share.

In June 2016, the Company agreed to issue 8,999,400 shares of its common stock to Stephen DiFerdinando in exchange for the contribution of certain intellectual property.

F-5

During the period from January 1, 2016 to December 31, 2016, the Company sold an aggregate of 5,470,614 shares of its common stock for an aggregate of $775,000 in cash to 17 investors.

Note 3 – Commitments and Contingencies

In October 2016, we entered into an independent contractor agreement with BRWY Networks LLC, a related party (“BRWY”) pursuant to which BRWY performs electrical engineering switch development services for a monthly fee of $9,000. The agreement specifies that total compensation is not to exceed $150,000 without our prior written approval. Our founder and chairman, Stephen DiFerdinando, is the sole member of BRWY. The agreement may be terminated by us at any time 10 days after written notice to BRWY.

We plan to utilize additional third party engineering service providers to develop and manufacture the circuit boards and other readily available off-the-shelf chips and components of our switch

In June 2017, we entered into an independent contractor agreement for software engineering services to develop our NOS. Pursuant to the agreement, the contractor is receive a total of $100,000 in compensation.

Note 4 – Subsequent Events

During the months of August 2017 and September 2017, the Company sold an aggregate of 12,000 shares of its common stock for an aggregate of $60,000 in cash to 6 investors.

F-6

Brightways Corporation

Balance Sheets

Unaudited

	As of
	June 30, 2017	December 31, 2016
ASSETS

Current Assets
Checking/Savings	$639,957	$754,163
Total Current Assets	639,957	754,163
Fixed Assets
Furniture and Equipment	1,833	-
Total Fixed Assets	1,833	-
TOTAL ASSETS	$641,790	$754,163
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	$3,000	$3,000
Total Accounts Payable	3,000	3,000
Total Current Liabilities	3,000	3,000
Total Liabilities	3,000	3,000
Equity
Common Stock, no par value: 18,000,000 and 600 shares authorized, respectively; 14,470,614 and 600 shares issued and outstanding; respectively	775,001	775,001
Retained Earnings	(23,838)	-
Net Income	(112,373)	(23,838)
Total Shareholders’ Equity	638,790	751,163
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$641,790	$754,163

See accompanying condensed notes to unaudited financial statements.

F-7

Brightways Corporation

Statement of Operations (Unaudited)

	For the Six Months Ended
	June 30, 2017	June 30, 2016
Ordinary Income	$0	$0

Ordinary Expenses
Expense
Engineering Services
Electronic Design	13,325
Mechanical	19,470
Research and Development	63,000
Software	14,286
Total Engineering Services	110,081	0
Legal Fees	1,743
Office Box Rental	197
Office Supplies	212
State Regulatory Filings	140
Total Expense	112,373	0
Net Ordinary Income	(112,373)	0
Net Income	$(112,373)	$0

See accompanying condensed notes to unaudited financial statements.

F-8

Brightways Corporation

Statements of Cash Flows (Unaudited)

	For the Six Months Ended
	June 30, 2017	June 30, 2016
OPERATING ACTIVITIES
Net Income	$(112,373)	$0
Net cash provided by Operating Activities	(112,373)	0
INVESTING ACTIVITIES
Furniture and Equipment	(1,833)
Net cash provided by Investing Activities	(1,833)	0
Net cash increase for period	(114,206)	0
Cash at beginning of period	754,163	0
Cash at end of period	$639,957	$0

See accompanying condensed notes to unaudited financial statements.

F-9

BRIGHTWAYS CORPORATION

Notes to Unaudited Financial Statements

June 30, 2017

Note 1 – Description of Business and Significant Accounting Policies

Brightways Corporation is a corporation organized in the Commonwealth of Pennsylvania on June 12, 2014.

The calendar year ended December 31, 2016 was the Company’s first year of operations. There was no financial activity for the calendar years 2014 and 2015.

Basis of Accounting

The accompanying financial statements of the Company are prepared in accordance with the accrual method, under the accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company holds cash in a checking and savings accounts at TD Bank. These deposits are guaranteed by the Federal Deposit Insurance Corporation up to an insurance limit. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it holds cash.

Accrued Expenses

The Company periodically accrues funds for future expenses, including marketing expenses, recast expenses, creative development expenses, and strike expenses. As of June 30, 2017, the Company had accrued no such expenses.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Examples include future cash flows for consideration of impairment losses. Actual results could differ from those estimates.

NOTE 2 – STOCKHOLDERS’ EQUITY

Authorized Capital

Authorized Shares. The Company is authorized to issue 18,000,000 shares of common stock, no par value (the “common stock”). Effective as of June 7, 2016, the Company effectuated a 1 for 6 forward stock split of its issued and outstanding common stock as of the effective date (the “Stock Split”). All per share amounts and number of shares reflect the Stock Split. As of June 30, 2017, there are 14,470,614 shares of common stock, issued and outstanding.

Common stock issued for cash

During the period from January 1, 2017 to June 30, 2017, the Company did not sell any shares of its common stock.

Note 3 – Commitments and Contingencies

In October 2016, we entered into an independent contractor agreement with BRWY Networks LLC, a related party (“BRWY”) pursuant to which BRWY performs electrical engineering switch development services for a monthly fee of $9,000. The agreement specifies that total compensation is not to exceed $150,000 without our prior written approval. Our founder and chairman, Stephen DiFerdinando, is the sole member of BRWY. The agreement may be terminated by us at any time 10 days after written notice to BRWY.

We plan to utilize additional third party engineering service providers to develop and manufacture the circuit boards and other readily available off-the-shelf chips and components of our switch

In June 2017, we entered into an independent contractor agreement for software engineering services to develop our NOS. Pursuant to the agreement, the contractor is receive a total of $100,000 in compensation.

Note 4 – Subsequent Events

During the months of August 2017 and September 2017, the Company sold an aggregate of 18,000 shares of its common stock for an aggregate of $90,000 in cash to 9 investors.

F-10

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on February 22, 2018.

BRIGHTWAYS CORPORATION

By:	/s/ Stephen DiFerdinando
Name: Stephen DiFerdinando
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen DiFerdinando	Chief Executive Officer and Director	February 22 , 2018
Stephen DiFerdinando

/s/ Thomas J. McCarey	Chief Financial Officer and Director	February 22 , 2018
Thomas J. McCarey

/s/ James R. Peiffer	Vice President and Director	February 22 , 2018
James R. Peiffer

/s/ Julia DiFerdinando	Secretary and Director	February 22 , 2018
Julia DiFerdinando

32

INDEX TO EXHIBITS

Exhibit No.	Description
2.1(a)+	Articles of Incorporation filed on June 12, 2014.
2.1(b) +	Articles of Amendment filed on February 21, 2017.
2.1(c) +	Articles of Amendment filed on June 7, 2017.
2.1(d) +	Statement of Correction filed on December 1, 2017.
2.2+	Bylaws of Brightways Corporation
4.1+	Form of Subscription Agreement.
6.1+	Intellectual Property Contribution and Assignment Agreement between Brightways Corporation and Stephen DiFerdinando dated as of June 15, 2016.
6.2†+	Independent Contractor Agreement between Brightways Corporation and BRWY Networks LLC dated October 10, 2016.
11.1	Consent of Legal & Compliance, LLC (included in Exhibit 12.1).
12.1	Opinion of Legal & Compliance, LLC.

+ Previously filed.

† Includes management contracts and compensation plans and arrangements.

33